Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Power Solutions International, Inc. of our report dated March 11, 2013, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Power Solutions International, Inc. for the year ended December 31, 2012.

We also consent to the reference to our firm under the captions “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ McGladrey LLP

Chicago, Illinois

February 11, 2014